POWER OF ATTORNEY

With respect to holdings of and transactions in securities issued by The Oncology Institute, Inc. (the “Company”), the undersigned hereby constitutes and appoints the individuals named on Annex A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to:

1.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 16(a), 13(d), and 13(g) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC;
2.
execute for and on behalf of the undersigned, Forms 3, 4, and 5 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
3.
execute for and on behalf of the undersigned, Schedules 13D and 13G in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;
4.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
5.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Company assuming, any of the undersigned’s responsibilities to comply with Sections 16 or 13 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, or Schedules 13D or 13G, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of September, 2023.

Havencrest Healthcare Partners, L.P.

By: Havencrest Healthcare Partners GP, LLC, its general partner

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title:	Manager and President

Havencrest Healthcare Partners GP, LLC

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title:	Manager and President

TOI HC I, LLC

By:	/s/ Christopher W. Kersey
Name:	Christopher W. Kersey
Title:	Manager

Annex A

Individuals Appointed as Attorney-in-Fact with Full Power of Substitution and Resubstitution

1.
Matt Cline